[MERIDIAN DIAGNOSTICS, INC. LOGO]



                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be
                             Held January 22, 1998


Dear Shareholder:

      We are pleased to invite you to attend our Annual Shareholders' Meeting at The Phoenix, 812 Race Street, Cincinnati, Ohio on January 22, 1998 at 3:00 p.m. Eastern Time.

      The purposes of this Annual Meeting are:

      1.    To elect six directors to serve for the next fiscal year;

      2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal 1998; and

      3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      After the formal meeting, we will review the Company's progress during the last fiscal year and our plans for fiscal 1998 and answer your questions regarding the Company. Board members and executive officers will also be available to discuss the Company's operations with you.

                                            Yours truly,

                                            /s/ WILLIAM J. MOTTO
                                            William J. Motto
                                            Chairman of the Board of Directors


Dated:  December 19, 1997


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.



                           MERIDIAN DIAGNOSTICS, INC.
                             3471 River Hills Drive
                             Cincinnati, Ohio 45244

                            Telephone (513) 271-3700

                              -------------------


                         P R O X Y   S T A T E M E N T


                         Annual Meeting of Shareholders
                                January 22, 1998


                                  INTRODUCTION

      The Board of Directors of Meridian Diagnostics, Inc. is requesting your proxy for use at the Annual Meeting of Shareholders on January 22, 1998, and at any adjournment thereof, pursuant to the foregoing Notice. The approximate mailing date of the Proxy Statement and the accompanying proxy card is December 19, 1997.


                          VOTING AT THE ANNUAL MEETING

General
-------

      Shareholders may vote in person or by proxy at the Annual Meeting. Proxies given may be revoked at any time by filing with the Company either a written revocation or a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person. Abstentions and shares not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the Annual Meeting.

      As of December 5, 1997, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, Meridian had 14,371,641 shares of Common Stock outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on December 5, 1997 will be entitled to vote at the Annual Meeting.

Principal Shareholder
---------------------

      The following person is the only shareholder known by Meridian to own beneficially 5% or more of its outstanding Common Stock as of December 5, 1997:


                   Name of                              Percent
               Beneficial Owner         Amount          of Class
               ----------------        ---------        --------

               William J. Motto        4,708,405          32.6%


      The business address of Mr. Motto is 3471 River Hills Drive, Cincinnati, Ohio 45244.

      Mr. Motto is a party to an agreement with Jerry L. Ruyan and the Company pursuant to which he must offer his shares for sale to the Company, and if it declines to purchase, to Mr. Ruyan, based on the current market price, if he desires to sell more than 1% of the Company's Common Stock in any three-month period.

      The shares of Common Stock reported above as beneficially owned by Mr. Motto include 883,985 shares held by his three children as trustees of various trusts, 50,146 shares held by the William J. Motto Family Charitable Remainder Unitrust, and 69,148 shares subject to options exercisable within 60 days.

Election of Directors
---------------------

      The Board is nominating for re-election all of the current directors, namely James A. Buzard, John A. Kraeutler, Gary P. Kreider, William J. Motto, Robert J. Ready, and Jerry L. Ruyan.

      All directors elected at the Annual Meeting will be elected to hold office until the next Annual Meeting.

      In voting to elect directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder sees fit. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to the President, a Vice President or the Secretary of the Company not less than 48 hours prior to the Annual Meeting. The proxies solicited include discretionary authority to cumulate votes.

      Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board of Directors. Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

Ratification of Appointment of Accountants
------------------------------------------

      The Audit Committee of the Board of Directors appointed Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending September 30, 1998. Arthur Andersen LLP has been the independent accounting firm for the Company since 1986. Although not required by law, the Board of Directors is seeking shareholder ratification of this selection. The affirmative vote of a majority of shares voting at the Annual Meeting is required for ratification. If ratification is not obtained, the Board of Directors intends to continue the employment of Arthur Andersen LLP at least through fiscal 1998. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Other Matters
-------------

      Any other matters considered at the Annual Meeting including adjournment will require the affirmative vote of a majority of shares voting.

Voting by Proxy
---------------

      All proxy cards properly signed will, unless a different choice is indicated, be voted "FOR" election of all nominees for directors proposed by the Board of Directors and "FOR" ratification of the selection of independent public accountants.

      If any other matters come before the Annual Meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

Shareholder Proposals
---------------------

      Shareholders who desire to have proposals included in the Notice for the Annual Meeting of Shareholders to be held in 1999 must submit their proposals in writing to the Company, Attention Secretary, at its offices on or before August 20, 1998.


                                   MANAGEMENT

Directors and Executive Officers
--------------------------------

      The following is information concerning Meridian's directors and executive officers as of December 5, 1997:


                                                                                               Common Stock
                                                                                            Beneficially Owned
                                                                                       -----------------------------
            Name and Age                                 Position                        Amount (1)       Percentage
------------------------------------     -----------------------------------------     --------------     ----------

William J. Motto                         Chairman of the Board of Directors, Chief     4,708,4057 (2)        32.6%
                 56                      Executive Officer

John A. Kraeutler                        President, Chief Operating Officer and           119,105              *
                 49                      Director

Gerard Blain                             Vice President, Secretary and Chief               21,420              *
                 57                      Financial Officer

Ching Sui Arthur Yi, Ph.D.               Vice President, Research and Development          27,523              *
                51

Antonio A. Interno                       Vice President                                   354,022             2.4%
                47

Richard L. Eberly                        Vice President, Sales and Marketing                3,487              *
                36

James A. Buzard, Ph.D.(3)                Director                                          17,125              *
                70

Gary P. Kreider(3)                       Director                                          33,295 (4)          *
                59

Robert J. Ready(3)                       Director                                          18,381              *
                57

Jerry L. Ruyan                           Director                                         558,120 (5)         3.9%
                51

All Executive Officers and Directors
 as a Group (10 Persons)                                    --                          5,860,883            39.4%

-------------------
<F1>  Includes options exercisable within 60 days for Mr. Motto of 60,794 shares, Mr. Kraeutler of 114,553 shares, Mr. Blain of 19,612 shares, Dr. Yi of 11,910 shares, Mr. Interno of 194,705 shares, Mr. Eberly of 987 shares, Mr. Buzard of 15,873 shares, Mr. Kreider of 13,367 shares, Mr. Ready of 18,380 shares, and Mr. Ruyan of 43,414 shares.

<F2>  See description of Common Stock ownership contained under "Principal
      Shareholder".

<F3>  Audit Committee Member and Compensation Committee Member.

<F4>  Includes 145 shares held directly by his wife and 9,364 shares held by trusts of which Mr. Kreider is trustee and a beneficiary.

<F5>  Includes 23,265 shares held by the Ruyan Family Charitable Remainder
      Unitrust of which Mr. Ruyan is trustee and a beneficiary.

<F*>  Less than 1%

      William J. Motto has more than 25 years of experience in the pharmaceutical and diagnostics products industries, is a founder of the Company and has been Chairman of the Board since 1977. From that date until June 1986, Mr. Motto served as President. He served as Chief Executive Officer from June 1986 until September 1989, and assumed that title again in May 1995. Before forming the Company, Mr. Motto served in various capacities for Wampole Laboratories, Inc., Marion Laboratories, Inc. and Analytab Products, Inc., a division of American Home Products Corp.

      John A. Kraeutler has over 20 years of experience in the medical diagnostics industry and joined the Company as Executive Vice President and Chief Operating Officer in January 1992. In July 1992, Mr. Kraeutler was named President of the Company, and has been a Director since 1997. Before joining Meridian, Mr. Kraeutler served as Vice President, General Manager for a division of Carter-Wallace, Inc. Prior to that, he held key marketing and technical positions with Becton, Dickinson and Company and Organon, Inc.

      Gerard Blain joined the Company as Vice President and Chief Financial Officer on March 1, 1994. He was elected Secretary in April 1996. Prior to joining the Company, Mr. Blain was Vice President and Controller of Marion Merrell Dow, Inc. Mr. Blain had been with Marion Merrell Dow, Inc. and its predecessor companies since 1966.

      Ching Sui Arthur Yi, Ph.D., has more than 17 years of experience in the diagnostics industry and has been Vice President, Research and Development of the Company since August 1989. From May 1986 until he joined the Company, he was Director of Product Development of Cambridge BioScience Corporation. Previously he was a partner of BioClinical System Inc. from July 1983 to April 1986, Manager of Research and Development of Terumo Medical Corporation from March 1982 to June 1983 and Senior Scientist of Leeco Diagnostics from August 1979 to February 1982.

      Antonio A. Interno was appointed as a Vice President in August 1991 and appointed a Senior Vice President in September 1997. He has been Managing Director of the Company's European subsidiary, Meridian Diagnostics Europe, s.r.l., since February 1990. Prior to that time, he was the marketing manager for Diagnostics International Distribution SPA, a major Italian diagnostics distributor.

      Richard L. Eberly was appointed Vice President of Sales and Marketing in January 1997. He has over 11 years of experience in the medical diagnostic industry and joined the Company in January 1995. Prior to his appointment to Vice President of Sales and Marketing, Mr. Eberly served as the Director of Sales for the Company. Before joining Meridian he held key sales and marketing positions at Abbott Diagnostics.

      James A. Buzard, Ph.D., has been a Director since 1990 and serves as Chairman of the Compensation Committee. From March 1981 until December 1989, he was Executive Vice President of Merrell Dow Pharmaceuticals Inc. From December 1989 until his retirement in February 1990, he was Vice President of Marion Merrell Dow, Inc. He has been a business consultant since February 1990.

      Gary P. Kreider has been a Director since 1991. For over five years Mr. Kreider has been a Senior Partner of the Cincinnati law firm of Keating, Muething & Klekamp, P.L.L., counsel to the Company.

      Robert J. Ready has been a Director since 1986 and serves as Chairman of the Audit Committee. In 1976, Mr. Ready founded LSI Industries, Inc., Cincinnati, Ohio, which engineers, manufactures and markets commercial/industrial lighting and graphics products, and has served as its President and Chairman of its Board of Directors since that time.

      Jerry L. Ruyan has more than 20 years of experience in the diagnostics products and medical industries, is a founder of the Company and has been a Director since 1977. Mr. Ruyan's principal occupation is investment in business ventures, primarily privately held organizations, and presently is a partner in Redwood Ventures LLC. Mr. Ruyan served as Chief Executive Officer of Meridian from July 1992 to May 1995. In May 1995, Mr. Ruyan reduced his day-to-day involvement in the Company in order to pursue outside interests. He relinquished the title of Chief Executive Officer at that time, but continues to serve as a Director and an employee. Mr. Ruyan served as President of the Company from June 1986 to July 1992. From June 1986 through January 1992, Mr. Ruyan served as Chief Operating Officer. Mr. Ruyan is also a director of Frisch's Restaurants, Inc. and Meritage Hospitality Group Inc.

Board Actions and Compliance with Section 16 of the
 Securities Exchange Act of 1934
----------------------------------------------------

      The Board of Directors met four times during fiscal 1997 and took action in writing on three occasions.

      The Audit Committee, composed of Messrs. Ready (Chairman), Kreider and Buzard, all of whom are non-employee directors, is responsible for reviewing the Company's internal accounting operations. It also recommends the employment of independent accountants and reviews the relationships between the Company and its outside accountants. This committee met four times during fiscal 1997.

      The Compensation Committee is responsible for establishing compensation levels for management and for administering the Company's stock option plans. The Compensation Committee, also consisting of Messrs. Buzard (Chairman), Kreider and Ready, met four times during fiscal 1997 and took action in writing on four occasions.

      The Stock Compensation Committee, a sub-committee of the Compensation Committee established in August 1996, is responsible for all stock option and other stock-related compensation for executive officers. The Stock Compensation Committee, consisting of Messrs. Buzard and Ready, met once during fiscal 1997.

      The Company does not have a nominating committee or executive committee.

      Directors who are not employees of Meridian receive $10,000 per year for serving as a director and a member of committees, plus $1,000 for each directors' meeting attended and $300 for each directors' meeting held by telephone. Committee members receive $1,000 per committee meeting attended, unless the committee meeting occurs on the same day as a directors' meeting, in which case the committee member receives only the directors' meeting fee. Under the Company's 1994 Directors' Stock Option Plan, each non-employee director is granted a non-qualified option to purchase 2,317 shares of Common Stock at the time of election or re-election to the Board of Directors, with the exercise price being the closing sale price reported immediately prior to the date of grant. Directors who are employees of the Company are not separately compensated for serving as directors.

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, Meridian believes that during fiscal 1997 all filing requirements were met.

Executive Compensation
----------------------

      The following table sets forth information regarding compensation paid by Meridian for the last three fiscal years to its Chief Executive Officer and five other most highly compensated executive officers (the "Named Executives"):


                           SUMMARY COMPENSATION TABLE


                                                             Annual Compensation
                                         -------------------------------------------------------------
                                                                        Securities
                                                                        Underlying        All Other
     Name and Principal Position         Year     Salary      Bonus      Options      Compensation (1)
-------------------------------------    ----    --------    -------    ----------    ----------------

William J. Motto                         1997    $325,000    $    --          --          $ 4,742
 Chairman of the Board of Directors,     1996     302,000     75,509      20,000           12,832
 Chief Executive Officer                 1995     275,000     68,750      38,625            8,744

John A. Kraeutler                        1997    $235,000    $    --          --          $ 4,641
 President, Chief Operating Officer      1996     215,000     53,841      24,000           11,816
                                         1995     195,000     48,750      54,075            6,216

Gerard Blain                             1997    $147,000    $    --          --          $ 4,593
 Vice President, Secretary and Chief     1996     135,000     25,341      10,000            7,970
 Financial Officer                       1995     120,000     27,000       3,090            3,550

Antonio A. Interno                       1997    $200,000    $    --          --          $     0
 Vice President                          1996     181,250     25,700      10,000                0
                                         1995     165,000     35,000      15,450                0

Ching Sui Arthur Yi                      1997    $114,000    $    --          --          $ 3,730
 Vice President, Research and            1996     108,000     20,288       2,000            8,022
 Development                             1995     101 000     18,938       6,180            3,300

Richard L. Eberly                        1997    $ 94,100    $ 9,400       9,100          $ 3,350
 Vice President, Sales and
 Marketing (2)

-------------------
<F1>  Amounts accrued under the Company's Savings and Investment Plan.

<F2>  Mr. Eberly was appointed as Vice President, Sales and Marketing in
      January 1997.

Stock Options
-------------

      The following table contains information concerning the exercise and appreciation of stock options held by the Named Executives:



                                                                                                        Potential Realizable Value
                                                                                                          at Assumed Annual Rates
                                                                                                        of Stock Price Appreciation
                        Number of Securities     % of Total Options                                           for Option Term
                         Underlying Options     Granted to Employees    Exercise Price    Expiration    ---------------------------
        Name                  Granted              in Fiscal 1997       ($ per share)        Date            5%           10%
--------------------    --------------------    --------------------    --------------    ----------      --------     ----------

William J. Motto                --                       --                    --             --             --             --

John A. Kraeutler               --                       --                    --             --             --             --

Gerard Blain                    --                       --                    --             --             --             --

Antonio A. Interno              --                       --                    --             --             --             --

Ching Sui Arthur Yi             --                       --                    --             --             --             --

Richard L. Eberly                100                    0.3%               $13.1250        9/30/2006          826          2,091
                               1,000                    3.0%               $12.0625       11/19/2006        7,588         19,218
                               8,000                   24.0%               $13.1250        1/5/2007        66,040        167,320


                          FISCAL 1997 OPTION EXERCISES
                       AND FISCAL YEAR-END OPTION VALUES



                                                       Number of Securities Underlying    Value of Unexercised In-the-Money
                        Shares Acquired     Value       Unexercised Options at FY-End             Options at FY-End
        Name              on Exercise      Realized       Exercisable/Unexercisable           Exercisable/Unexercisable
--------------------    ---------------    --------    -------------------------------    ---------------------------------

William J. Motto            11,138         $ 67,433             69,148/19,658                    394,898/84,929

John A. Kraeutler             --              --               114,553/45,520                    725,323/151,043

Gerard Blain                  --              --                19,612/17,908                     89,572/44,530

Antonio A. Interno          50,000         $628,885            193,455/11,363                  1,893,702/39,308

Ching Sui Arthur Yi           --              --                11,660/8,045                      69,210/18,034

Richard L. Eberly             --              --                     --                                --


Report of the Compensation Committee
------------------------------------

      The Compensation Committee establishes compensation for executive officers by setting salaries, establishing bonus plans, making bonus awards and awarding stock options.

      At a meeting held September 16, 1996, the Committee established salaries for the Company's executive officers for fiscal 1997. In making its determination, the Committee reviewed recommendations of management and salary levels at similarly sized companies as well as the progress made by the Company in the prior fiscal year and the contributions of its executive officers to that progress.

      With respect to the salary paid to Mr. Motto, the Committee utilized the salary data, Company performance and the other factors described above. In addition, the committee evaluated Mr. Motto's ability to develop and implement strategic plans for the Company's growth and profitability. The Committee determined his salary in light of these factors.

      On November 20, 1996, the Committee granted a number of employees, including Mr. Eberly, incentive stock options from the Company's Stock Option Plan. Mr. Eberly was granted an option to purchase 1,000 shares of Company common stock at an exercise price of $12.0625 per share; such option was granted in accordance with the Company's normal stock option agreement providing for vesting over a four year period. On January 6, 1997, the Committee granted Mr. Eberly an additional option to purchase 8,000 shares of Company common stock at an exercise price of $13.125 per share; such option was also granted as an incentive stock option vesting over a four year period. Also on January 6, 1997, the Committee established Mr. Eberly's annual salary. In making its determination, the Committee reviewed recommendations of management and salary levels at similarly sized companies.

      At a meeting held on July 23, 1997, the Committee affirmed that the split dollar insurance policy maintained for Mr. Kraeutler be retained at its current level but that the premium portion being paid by the Company be increased from $8,000 to $10,700 per year.

      At a meeting held on October 16, 1997, the Committee granted options for the following number of shares at $10.875 per share: Mr. Blain - 10,000 shares; Mr. Eberly - 7,500 shares; Mr. Interno - 5,000 shares; Mr. Kraeutler - 20,000 shares; and Dr. Yi - 6,000 shares. All of these options vest over four year periods.

      At a meeting held November 19, 1997, the Committee reviewed with management the Company's financial results for fiscal 1997 in connection with the bonus plan previously approved by the Board. Since the targets set forth in the plan for fiscal 1997 were not met, no bonuses were awarded.

                                        Compensation Committee of
                                         the Board of Directors


                                        James A. Buzard, Chairman
                                        Gary P. Kreider
                                        Robert J. Ready


      The following graph shows the yearly percentage change in Meridian's cumulative total shareholder return on its Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented and (B) the difference between Meridian's share price at the end and the beginning of the periods presented; by (ii) the share price at the beginning of the periods presented) with the Wilshire 5000 Equity Index and a Peer Group Index. The Peer Group consists of Diagnostics Products Corp., Gamma Biologicals, Inc., Hycor Biomedical, Inc. and Immucor, Inc.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG MERIDIAN DIAGNOSTICS, INC., THE WILSHIRE 5000 EQUITY INDEX
                                AND A PEER GROUP



       Measurement Period            Meridian         Wilshire
      (Fiscal Year Covered)      Diagnostics, Inc.   5000 Index   Peer Group
    -------------------------    -----------------   ----------   ----------

    Measurement Pt. - 9/30/92          $100             $100         $100
                      9/30/93            90              117          185
                      9/30/94            86              120          104
                      9/30/95           137              155          166
                      9/30/96           230               85          157
                      9/30/97           208              255          133


*     $100 Invested on 9/30/92 in Stock or Index -
      Including Reinvestment of Dividends.
      Fiscal Year Ending September 30.


Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

      Gary P. Kreider, who is a member of the Compensation Committee, is a senior partner of Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, a law firm that provided legal services to Meridian in fiscal 1997.


                                 OTHER MATTERS

      Meridian is not aware of any other matters to be presented at the Annual Meeting other than those specified in the Notice.

                                        By order of the Board of Directors


                                        Gerard Blain
                                        Secretary


December 19, 1997




                         MERIDIAN DIAGNOSTICS, INC.

            The undersigned hereby appoints WILLIAM J. MOTTO and GERARD
  PROXY BLAIN, or either of them, proxies of the undersigned, each with the power of substitution, to vote cumulatively or otherwise all
   FOR shares of Common Stock which the undersigned would be entitled to vote on the matters specified below and in their discretion
  ANNUAL with respect to such other business as may properly come before the Annual Meeting of Shareholders of Meridian Diagnostics, Inc.
 MEETING to be held on January 22, 1998 at 3:00 P.M. Eastern Time at The Phoenix, 812 Race Street, Cincinnati, Ohio or any adjournment of such Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1.    Authority to elect as directors the six (6) nominees listed below.

                FOR [ ]               WITHHOLD AUTHORITY  [ ]

JAMES A. BUZARD, JOHN A. KRAEUTLER, GARY P. KREIDER, WILLIAM J. MOTTO, ROBERT J. READY AND JERRY L. RUYAN

WRITE THE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS WITHHELD



2. Ratification of the appointment of Arthur Andersen LLP as independent public accountants for fiscal 1998.

                FOR  [ ]       AGAINST  [ ]      ABSTAIN  [ ]

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.


       (This proxy is continued and is to be signed on the reverse side)


                                      Date __________________________, 19____



                                      _______________________________________

                                      _______________________________________

                                      (Important: Please sign exactly as name
                                      appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.)

                                      THIS PROXY IS SOLICITED ON BEHALF OF THE
                                      BOARD OF DIRECTORS